MICRON ELECTRONICS, INC.
              MANAGEMENT & EXECUTIVE INCENTIVE PLAN

     1.   PURPOSE

     The Micron Electronics, Inc. Management & Executive Incentive Plan (the "MEIP") is designed to attract, retain, and reward highly qualified executive, management and key employees who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company. The MEIP was originally adopted and approved by the shareholders as the Micron Electronics, Inc. Executive Bonus Plan (the "Bonus Plan").

     2.   DEFINITIONS

     (a)  Bonus - The cash incentive awarded to an Executive
Officer or Key Employee pursuant to the terms and conditions of the MEIP.

     (b)  Board - The Board of Directors of Micron Electronics,
Inc.

     (c) Change in Control - (i) The acquisition by any person or entity of securities of Micron Electronics, Inc. such that such person or entity, directly, indirectly or beneficially, acting alone or in concert, (A) owns or controls more of the combined voting power of all classes of voting securities of Micron Electronics, Inc. than does Micron Technology, Inc. and
(B) owns or controls more than thirty-five percent (35%) of the combined voting power of all classes of voting securities of Micron Electronics, Inc.; or (ii) subject to Micron Technology, Inc. owning or controlling more than thirty-five percent (35%) of the combined voting power of all classes of voting securities of Micron Electronics, Inc., the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the common stock of Micron Technology, Inc. outstanding at any time.

     (d)  Code - The Internal Revenue Code of 1986, as amended.

     (e) Committee - The Compensation Committee of the Board, or such other committees of the Board that is designated by the Board to administer the MEIP, in compliance with requirements of
Section 162(m) of the Code.

     (f) Company - Micron Electronics, Inc. and any other corporation in which Micron Electronics, Inc., controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of voting securities.

     (g)  Disability   Total and permanent disability as defined
in Section 22(e)(3) of the Code.

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     (h)  Executive - An Executive Officer or Key Employee of the
Company.

     (i) Executive Officer - Any officer of the Company subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act").

     (j) Extraordinary Items - A sale of a division or subsidiary of the Company, a merger or consolidation of the Company, a reorganization or dissolution of the Company or such other Extraordinary Items as determined by the Committee in its sole discretion.

     (k) Key Employee - Any employee of the Company as may be designated by the Committee for this MEIP.

     (l) Performance Period - The fiscal month, quarter, semi-annual or annual period of time established by the Committee for the establishment of performance goals; provided, that any Performance Period established for an Executive Officer who is Chief Executive Officer, President or Chief Financial Officer shall not be less than one year.

     3.   ELIGIBILITY

     Only Executives, including Executive Officers and Key Employees as defined above, are eligible for participation in the MEIP. In order to participate in the MEIP for any Performance Period, an Executive must be designated for participation in accordance with the MEIP and the selection procedures established by the Committee. All designations of Executives as participants in the MEIP are subject to the terms of the MEIP and approval by the Committee. If an employee becomes an Executive mid-way through a Performance Period, then such Executive may be eligible for participation in the MEIP on a pro-rated basis, with a Bonus set under the MEIP equal to the Bonus that would have been set for the entire Performance Period multiplied by the number of weeks of the Executive s participation over the total number of weeks in the Performance Period.

     If an employee ceases to be an Executive as a result of the Executive's death, Disability or retirement with the Company during a Performance Period, then such Executive shall be eligible for participation in the MEIP on a pro-rated basis. In such event, and subject to a determination with respect to satisfactory achievement of the Executive's performance goals and final approval by the Committee, the Executive may earn a Bonus under the MEIP equal to the Bonus that would have been paid for the entire Performance Period multiplied by the number of weeks of the Executive's participation over the total number of weeks in the Performance Period. If an employee ceases to be an Executive or an employee of the Company for any other reason during a Performance Period, no Bonus shall be paid to that employee for that Performance Period, unless governed by the Change in Control provisions below.
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     4.   ADMINISTRATION

     Awards of bonuses under the MEIP shall be based on one or more of the following performance goals: (i) net income,
(ii) earnings per share, (iii) return on equity, (iv) gross margin, (v) return on assets, (vi) net sales, (vii) new products,
(viii) expansion of facilities, (ix) customer satisfaction,
(x) asset management or (xi) debt management. Performance goals may be set by the Committee on an individual, area of responsibility, business segment or Company-wide basis, or any combination thereof. Unless otherwise specifically approved by the Committee, the methods for calculating performance goals shall exclude Extraordinary Items.

     The Committee shall administer the MEIP and shall have full power and authority to construe, interpret, and administer the MEIP necessary to comply with the requirements of Section 162(m) of the Code. The Committee's decisions shall be final, conclusive, and binding upon all persons. The Committee shall certify in writing prior to commencement of payment of the Bonus that the performance goal or goals under which the bonus is to be paid has or have been achieved. The Committee in its sole discretion has the authority to reduce the amount of a Bonus otherwise allocated to an Executive upon attainment of the performance goal established for any Performance Period provided that a reduction in the amount of one Executive's Bonus does not result in an increase in the amount of any other Executive's Bonus.

     Promptly after the beginning of a Performance Period, the Committee shall: (i) determine the performance criteria;
(ii) determine the Executives eligible to participate in the MEIP for the applicable Performance Period; and (iii) determine the method for computing the amount of Bonus payable to each Executive if the performance goal is achieved. The Committee in its sole discretion has the authority to increase the amount of a Bonus otherwise allocated to an Executive.

     The maximum Bonus amount that can be paid to any Executive with respect to any one fiscal year cannot exceed the greater of $2,000,000 or two percent (2%) of the Company's consolidated after-tax net profits. Bonus amounts shall be paid within 90 days after the close of the applicable Performance Period, unless the Committee elects to defer the payout of the Bonus or any portion thereof over a period of time not to exceed five (5) years. Payout of a Bonus or any portion thereof over an extended period may, at the discretion of the Committee, be subject to and conditioned upon the continuation of an Executive's employment with the Company, a determination of satisfactory job performance with respect to the Executive, and the profitability of the Company in the year paid. Unpaid Bonuses can be canceled at the discretion of the Committee.

     Upon a Change in Control, the Company shall pay to each eligible Executive (i) any Bonuses allocated, if any, under the MEIP for all Performance Periods during the current fiscal year at the maximum level established by the Board or Committee as of the most recent allocation, unless otherwise agreed between the
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Company and the Executive, and (ii) any Bonuses that have been awarded for previous years under the MEIP (or Bonus Plan) but not previously paid, in either case immediately before such Change in Control. To determine the amount of the Bonus for all Performance Periods during the current fiscal year, the bonus pool shall be annualized if the Change in Control occurs after the end of the second fiscal quarter. If the Change in Control occurs prior to the end of the second fiscal quarter, the bonus pool shall be calculated as of the fiscal month end immediately prior to the Change in Control. The Committee may amend, modify, suspend, or terminate the MEIP for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require shareholder approval or advisable under the regulations of the Internal Revenue Service or other applicable law or regulation.

     5.   NONASSIGNABILITY

     No Bonus or any other benefit under the MEIP shall be assignable or transferable by the participant during the participant's lifetime except as otherwise approved by the Committee.

     6.   NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing in the MEIP shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an employee at any time for any reason whatsoever, with or without good cause.

     7.   EFFECTIVE DATE

     The original effective date of the MEIP is April 7, 1995.
The effective date of the MEIP as amended is September 4, 1998.